UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2020

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On October 1, 2020, AMAG Pharmaceuticals, Inc., a Delaware corporation ( “AMAG”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Covis Group S.à r.l., a Luxembourg company (“Covis”), Covis Mergerco Inc., a Delaware corporation and an indirect wholly owned subsidiary of Covis (“Merger Sub”), and (in respect of specific matters) Covis Finco S.à r.l., a Luxembourg company, pursuant to which Merger Sub will conduct a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock, par value $0.01 per share (the “Shares”), of AMAG, at a price per share of $13.75, net to the seller in cash, without interest (the “Offer Price”). The Merger Agreement has been unanimously approved by the boards of directors of AMAG and Covis.

The Offer will initially remain open for a minimum of 20 business days, subject to possible extension on the terms set forth in the Merger Agreement (as extended, the “Expiration Date”).

Merger Sub’s obligation to purchase the Shares validly tendered pursuant to the Offer is subject to the satisfaction or waiver of customary conditions, including, among others, (i) there being validly tendered and not validly withdrawn prior to the Expiration Date Shares representing one more than 50% of the total number of Shares outstanding (together with any Shares held by Covis or its affiliates) and issuable to holders of options and convertible notes that have exercised their options or given notice of conversion as of the Expiration Date (the “Minimum Condition”), (ii) the expiration or termination of the waiting period (and any extension thereof) applicable to the consummation of the Offer and the Merger (defined below) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the absence of any law that prohibits consummation of the Offer or the Merger (iv) the absence of any continuing event, development or circumstance that has had or would reasonably be expected to have a material adverse effect, as well as other customary conditions set forth in Annex I to the Merger Agreement. The Offer and Merger are not subject to a financing condition.

Upon the consummation of the Offer, Merger Sub will merge with and into AMAG (the “Merger”) pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”) with AMAG as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each Share (other than Shares (i) held in the treasury of AMAG, (ii) that at the commencement of the Offer were owned by Covis or Merger Sub or (iii) irrevocably accepted for payment in the Offer) will be automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest (the “Merger Consideration”).

In addition, immediately prior to the Effective Time, (i) each AMAG stock option with an exercise price that is less than the Merger Consideration, whether vested or unvested, that is outstanding and unexercised shall be cancelled and automatically converted into the right to receive, an amount of cash equal to the excess of the Merger Consideration over the per share exercise price of such option, (ii) each AMAG restricted stock unit award (“RSU”) that is subject to time-based vesting, whether vested or unvested, that is outstanding shall be cancelled and automatically converted into the right to receive, an amount of cash equal to the Merger Consideration and (iii) each outstanding RSU that is subject to performance-based vesting, whether vested or unvested, shall be cancelled and automatically converted into the right to receive the higher of (A) 100% target performance level, multiplied by a fraction, the numerator of which shall be the number of calendar days from the first day of the such RSU’s performance measurement period to the Expiration Date and the denominator of which shall be the number of days in such RSU’s performance measurement period and (B) the actual level of achievement of performance goals, calculated from the first day of such RSU performance measurement period through the end of the calendar month immediately preceding the Expiration Date. All amounts payable upon cancellation of these equity awards shall be paid without interest and subject to deduction for any required tax withholding.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating AMAG to continue to conduct its business in the ordinary course, to cooperate in seeking regulatory approvals and not to engage in certain specified transactions or activities without Covis’s prior consent. In addition, subject to certain exceptions, AMAG has agreed not to solicit, initiate, knowingly facilitate or encourage the submission or announcement of any acquisition proposals from third parties or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if AMAG receives an acquisition proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, and the AMAG board of directors determines in good faith, after consultations with its outside legal counsel and financial advisor, that such proposal constitutes, or would reasonably be expected to lead to, a transaction that would be more favorable to AMAG’s stockholders than the Offer and the Merger (a “Superior Proposal”) then AMAG can participate in discussions and negotiations regarding such acquisition proposal if the failure to do so would be inconsistent with the fiduciary obligations of AMAG’s board to the AMAG stockholders.

The Merger Agreement also contains certain customary termination rights in favor of each of AMAG and Covis, including AMAG’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Proposal and Covis’s right to terminate the Merger Agreement if AMAG’s board changes its recommendation that stockholders tender their Shares in the Offer. In addition, either AMAG or Covis may terminate the Merger Agreement if the Offer has not been consummated by January 28, 2021 (the “End Date”) or if the other has materially breached and not cured any representation or warranty or covenant in the Merger Agreement. In connection with a termination of the Merger Agreement, if the AMAG board changes its recommendation or if AMAG enters into a definitive agreement for a Superior Proposal, then AMAG would be required to pay Covis a termination fee of $16.25 million. The termination fee would also be payable by AMAG if the Merger Agreement is terminated because the End Date has occurred or any of the conditions to the Offer have not been satisfied, if there had been an acquisition proposal publicly announced and not withdrawn prior to such termination, and within nine months of such termination AMAG consummates or enters into a definitive agreement for an acquisition proposal that is subsequently consummated. If the Merger Agreement is terminated by AMAG due to a material and uncured breach by Covis or Merger Sub, or if Merger Sub fails to commence the Offer in accordance with the Merger Agreement, AMAG can elect to receive a reverse termination fee of $30 million or (depending on the circumstances) sue Covis and Merger Sub for specific performance or damages.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure schedule delivered by AMAG to Covis in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Support Agreement

In connection with the execution of the Merger Agreement, Covis entered into a support agreement (the “Support Agreement”) with certain of AMAG’s stockholders, including its current directors and executive officers, under which the foregoing parties agreed, among other things, to irrevocably tender their Shares into the Offer. The Shares subject to the Support Agreements comprise approximately 10% of the outstanding shares of Company Common Stock. The Support Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Financing Commitments

Covis has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Covis to pay the aggregate Merger Consideration and all related fees and expenses and to repay any of AMAG’s existing indebtedness that does not remain outstanding. Investment funds managed by Apollo Management IX, L.P. (collectively, the “Apollo Funds”) have committed, pursuant to an equity commitment letter dated as of October 1, 2020 (the “Equity Commitment Letter”), to invest additional equity capital in Covis, at or prior to the closing of the Offer, in an aggregate amount of approximately $250 million, on the terms and subject to the conditions set forth in the Equity Commitment Letter. In addition, the Apollo Funds have executed a limited guarantee in favor of AMAG to guarantee, subject to the limitations described therein, the payment of the reverse termination fee and certain other obligations under the Merger Agreement.

Covis intends to enter into an amended and restated credit facility with its existing lenders, pursuant to which the lenders will provide $460.0 million of incremental senior secured term loans and $55.0 million of incremental revolving commitments (the “Debt Financing”). Covis and its lenders have entered into a debt commitment letter, dated October 1, 2020 (the “Debt Commitment Letter”). The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, satisfaction of the conditions to, andconsummation of, the Offer and Merger, contribution of the equity contemplated by the Equity Commitment Letter, and other customary closing conditions for financings of this type.

The Offer and Merger will result in a change of control under the terms of the indenture governing AMAG’s 3.25% unsecured Convertible Senior Notes due 2022 (the “Convertible Notes”), and as a consequence if these transactions are completed the holders will have the right to put the Convertible Notes at par plus accrued interest during a period following the completion of these transactions.

Item 7.01	Regulation FD Disclosure.

On October 1, 2020, AMAG and Covis issued a joint press release announcing their entry into the Merger Agreement, a copy of which is attached as Exhibit 99.2 to this Report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 1, 2020, by and among AMAG Pharmaceuticals, Inc., Covis Group S.à r.l. and Covis Mergerco, Inc.

99.1	Form of Support Agreement, dated October 1, 2020.

99.2	Press Release, dated October 1, 2020.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

* Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

Additional Information and Where to Find It

The Offer referred to in this report has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the offer materials that Covis and Merger Sub will file with the SEC upon commencement of the Offer. At the time the Offer is commenced, Covis and Merger Sub will cause to be filed a tender offer statement on Schedule TO with the SEC, and AMAG will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY AMAG’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be mailed to AMAG’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of AMAG by accessing www.amagpharma.com or by contacting AMAG’s Investor Relations contact at contactus@amagpharma.com. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC.

AMAG’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements relate to future events or AMAG’s future financial performance. The Company generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. AMAG has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond AMAG’s control. AMAG’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the timing of the closing of the proposed Offer and Merger, including the risks that a condition to closing would not be satisfied or that any of the committed financing will not be available within the expected timeframe or at all or that the closing of the proposed Offer or Merger will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement; (iii) unanticipated difficulties or expenditures relating to the proposed Offer or the Merger, the response of business partners and competitors to the announcement of the proposed Offer or the Merger, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed Offer or the Merger; and (iv) those risks detailed in AMAG’s most recent Annual Report on Form 10-K ( as amended) and any subsequent reports filed with the SEC, including its Current Reports on Form 8-K, its Quarterly Reports on Form 10-Q, including for the quarters ended March 31, 2020 and June 30, 2020, and any other documents that may be filed by AMAG from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. AMAG cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. AMAG undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Scott D. Myers
Scott D. Myers President and Chief Executive Officer

Dated:	October 1, 2020